CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment Number 565 to the Registration Statement on Form N-1A of the Balter Long/Short Equity Fund, a series of Professionally Managed Portfolios.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 5, 2014